Exhibit 99.1

ICON ECI FUND FIFTEEN, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2012

Letter from the CEOs                                                                                                                           As of October 16, 2012

Dear investor in ICON ECI Fund Fifteen, L.P.:

We write to briefly summarize our activity for the second quarter ended June 30, 2012.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of June 30, 2012, Fund Fifteen was in its offering period.  From the commencement of Fund Fifteen’s offering on June 6, 2011 to June 30, 2012, Fund Fifteen raised $95,125,161 in capital contributions.  As of June 30th, Fund Fifteen had invested $44,858,5581 of capital in business-essential equipment and corporate infrastructure.

During the second quarter of 2012, Fund Fifteen made two loans and purchased a lease schedule of mining equipment for a total investment amount of approximately $10,121,000. The loans are secured by business essential equipment of each borrower.

We believe that there will be many opportunities for us to continue to deploy our equity in well structured deals collateralized by business-essential equipment and corporate infrastructure.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the investments noted above as well as more information regarding Fund Fifteen’s operations to date.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fifteen’s financials, prepared in accordance with US GAAP.

ICON ECI FUND FIFTEEN, L.P.

Second Quarter 2012 Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on June 6, 2011 and is anticipated to end no later than June 2013.  From our initial offering through June 30, 2012, we raised $95,125,161 in capital contributions.

During the second quarter of 2012, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On July 10, 2012, we made a term loan to Vintage Partners, LLC (“Vintage”) in the amount of $5,750,000 to partly finance the acquisition of two containership vessels with a value in the aggregate amount of $11,200,000, the Ranee and the Karuga (collectively, the “Vintage Vessels”). The loan is secured by, among other things, a first priority security interest in the Vintage Vessels. The loan bears interest at 18% per year and is payable quarterly in arrears for a period of sixty months beginning in October 2012.  All of Vintage’s obligations are guaranteed by Fiesta Key Pte. Ltd. and Park Key Pte. Ltd.

•
On July 23, 2012, we participated in a $5,000,000 loan facility by making a $2,500,000 term loan to affiliates of Frontier Oilfield Services, Inc. (collectively, “Frontier”).  The loan is secured by, among other things, a first priority security interest in all of Frontier’s saltwater disposal wells and related equipment valued at approximately $38,925,000.  The loan bears interest at 14% per year and is payable through February 2018.  All of Frontier’s obligations are guaranteed by Frontier Oilfield Services, Inc. and Coffman Energy Service, Inc.

•
On July 30, 2012, we made an additional capital expenditure loan to subsidiaries of Revstone Transportation, LLC (collectively, “Revstone”) in the amount of approximately $720,000.  The loan is secured by a first priority security interest in the Fund’s pro rata share of the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in, among other things, manufacturing equipment and related collateral.  The loan bears interest at 17% per year and matures on March 1, 2017. All of Revstone’s obligations under the loan are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
On August 3, 2012, we, through a joint venture owned 96% by us, purchased a lease schedule of mining equipment from CG Commercial Finance for approximately $10,272,000.  The equipment is subject to a thirty-nine month lease with Murray Energy Corporation and its affiliates that commenced in August 2012.

•
On September 27, 2012, we made an additional term loan to NTS Communications, Inc. and certain affiliates (collectively, “NTS Communications”) in the amount of approximately $1,128,000.  The loan is secured by a first priority security interest in the assets purchased with the proceeds from the loan, which consists of equipment to be used in NTS Communications’ high speed broadband services operation.  The loan bears interest at 12.75% per year and is payable in fifty-eight monthly payments beginning on October 1, 2012. All of NTS Communications’ obligations are guaranteed by its parent company, NTS, Inc.

•
On October 4, 2012, we participated in a $41,000,000 loan facility by making a $7,000,000 term loan to Ocean Product Tankers AS (“Ocean Product”).  The proceeds of the loan were used to partly finance the acquisition of three product tanker vessels, the Ocean Spirit, the Ocean Dignity and the Ocean Quest (the “Ocean Tankers”).  The loan is secured by, among others things, a second priority security interest in the Ocean Tankers.  The loan bears interest at 15% per year and will be payable quarterly in arrears for a period of sixty months beginning on October 4, 2012.  All of Ocean Product’s obligations will be guaranteed by Bergshav Product Tankers KS.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates and third parties.  As of June 30, 2012, our portfolio consisted primarily of the following investments:

•
Telecommunications equipment that is subject to lease with Global Crossing Telecommunications, Inc.  The equipment was purchased for approximately $1,786,000 and the lease is scheduled to expire on August 31, 2014.

•
We participated in a $19,100,000 amended loan facility by making an $8,390,000 loan to NTS Communications. The loan is secured by, among other things, a first priority security interest in equipment used in NTS Communications’ high speed broadband services operation, which provides internet access, digital cable television programming and local and long distance telephone service to residential and business customers. The loan bears interest at 12.75% per year and is payable monthly in arrears for a period of sixty months beginning on July 1, 2012.  All of NTS Communications’ obligations are guaranteed by its parent company, NTS, Inc.

•
We made a term loan to Ensaimada S.A. (“ESA”) in the amount of approximately $5,300,000. The loan is secured by, among other things, a second priority security interest in a dry bulk carrier and its earnings. The loan bears interest at 17% per year, is payable quarterly in arrears through November 2016.  All of ESA’s obligations under the loan are guaranteed by N. & P. Shipping Co. (“N&P”), the parent company of ESA, and one of N&P’s shareholders.

•
A 60% interest in the offshore support vessel, the Lewek Ambassador, that is subject to a one hundred-eight month bareboat charter with Gallatin Maritime Management that commenced on June 4, 2012. The vessel was acquired for $25,000,000, comprised of $7,500,000 in cash and $17,500,000 in a non-recourse loan. All of the obligations under the bareboat charter are guaranteed by Ezra Holdings Limited.

•
We participated in a $37,000,000 loan facility by making a $7,250,000 loan to Revstone.  The term loan is secured by, among other things, a first priority security interest in all of Revstone’s manufacturing equipment and related collateral and a mortgage on certain real property.  The term loan bears interest at 15% per year and is payable for a period of sixty months beginning on March 1, 2012.  We also made a capital expenditure loan to Revstone in the amount of $500,000.  The capital expenditure loan is secured by a first priority security interest in the machining equipment purchased with the proceeds from the loan, as well as a second priority security interest in the term loan collateral.  The capital expenditure loan bears interest at 17% per year and matures on March 1, 2017. All of Revstone’s obligations are guaranteed by Revstone Transportation, LLC and certain of its affiliates.

•
A 94.174% interest in a lease schedule of mining equipment. The equipment was purchased for approximately $8,582,000 and is subject to a thirty-nine month lease with Murray Energy Corporation and its affiliates that commenced in July 2012.

•
We participated in a $42,754,960 loan facility by making a $2,000,000 term loan to VAS Aero Services, LLC (“VAS”).  The loan is secured by a second priority security interest in, among other things, aircraft engines and related parts in VAS’s airplane component aftermarket sales operation.  The loan bears interest at rates between 12% and 14.5% per year and is payable through October 6, 2014.  VAS’s obligations under the loan are guaranteed by its parent company, VAS Aero Holdings, Inc., and certain affiliates.

•
We participated in a $12,500,000 loan facility by making a $5,000,000 term loan to Kanza Construction, Inc. (“Kanza”).  The loan is secured by, among other things, equipment used in Kanza’s railroad services business comprised of trucks, trailers, cranes, crawlers and excavators.  The loan bears interest at 13% per year and is payable monthly in arrears for a period of sixty months beginning on April 1, 2012.  All of Kanza’s obligations under the loan are guaranteed by, among others, the sole shareholder of Kanza.  During the three months ended June 30, 2012, as a result of Kanza’s unexpected financial hardship, Kanza failed to meet its payment obligations to us. While it is not possible to determine our ability to collect on the amounts due from Kanza, subsequent to June 30th, Kanza sold certain equipment subject to our security interest for amounts that exceeded the estimated forced liquidation value of such equipment. The proceeds from the sales were applied to partially satisfy Kanza’s obligations to us.

Revolving Line of Credit

On May 10, 2011, the Fund entered into a loan agreement with California Bank & Trust (“CB&T”) for a revolving line of credit of up to $5,000,000 (the “Facility”), which is secured by all of the Fund’s assets not subject to a first priority lien.  Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, on the present value of the future receivables under certain loans and lease agreements in which the Fund has a beneficial interest.

The Facility expires on March 31, 2013 and the Fund may request a one year extension to the revolving line of credit within 390 days of the then-current expiration date, but CB&T has no obligation to extend. The interest rate for general advances under the Facility is CB&T’s prime rate and the interest rate on up to five separate non-prime rate advances that are permitted to be made under the Facility is the 90-day rate at which U.S. dollar deposits can be acquired by CB&T in the London Interbank Eurocurrency Market plus 2.5% per year, provided that all interest rates on advances under the Facility are subject to an interest rate floor of 4.0% per year. In addition, the Fund is obligated to pay a commitment fee based on an annual rate of 0.50% on unused commitments under the Facility.  At June 30, 2012, there were no obligations outstanding under the Facility.

Additional Disclosure

As of June 30, 2012, the Fund maintained a leverage ratio of 0.27:11.  We collected 92.87%2 of all scheduled receivables due for the second quarter of 2012, with the uncollected receivables relating to our investment with Kanza.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering, and distributing our limited partnership interests to the public.

We pay or paid our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles. In connection with the investments described in the recent transactions section, we paid our Investment Manager aggregate acquisition fees in the amount of $1,986,965.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

1 Pursuant to the Fund’s financials, prepared in accordance with GAAP.  Leverage ratio is defined as total liabilities divided by total equity.
2 Collections as of July 31, 2012.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $14,687 and $22,782 for the three and six months ended June 30, 2012, respectively.  Additionally, our General Partner’s interest in our net loss was $26,199 and $26,347 for the three and six months ended June 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

Entity	Capacity	Description	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
ICON Capital Corp.	Investment Manager	Organizational and offering expense reimbursements (1)	$329,271	$531,471
ICON Securities	Dealer-Manager	Underwriting fees (2)	778,654	1,881,176
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	253,035	911,412
ICON Capital Corp.	Investment Manager	Management fees (4)	53,404	80,221
ICON Capital Corp.	Investment Manager	Administrative expense reimbursements (4)	1,374,571	1,793,656
Fund Fourteen	Noncontrolling interest	Interest expense (4)	122,388	241,388
			$2,911,323	$5,439,324
(1) Amount capitalized and amortized to partners' equity.
(2) Amount charged directly to partners' equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Fund's accounting policies.
(4) Amount charged directly to operations.

At June 30, 2012, we had a net payable of $3,149,550 due to our General Partner and its affiliates that primarily consisted of a note payable of $2,364,000 related to the Lewek Ambassador, administrative expense reimbursements of approximately $547,000 and organizational and offering expense reimbursements of approximately $199,000.

From July 1, 2012 through August 9, 2012, we raised an additional $13,677,189 in capital contributions and paid or accrued underwriting fees to ICON Securities in the amount of $394,657.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets
	June 30,
	2012	December 31,
	(unaudited)	2011
Cash	$36,637,625	$5,383,978
Net investment in notes receivable	27,270,821	13,014,700
Leased equipment at cost (less accumulated depreciation of
$11,316 and $0, respectively)	8,858,112	-
Net investment in finance leases	26,208,873	1,681,451
Vessel	-	9,625,000
Deferred charges	1,224,507	1,236,399
Other assets	816,027	494,942

Total Assets	$101,015,965	$31,436,470

Liabilities and Equity

Liabilities:
Non-recourse long-term debt	$17,500,000	$-
Due to General Partner and affiliates	3,149,550	3,420,832
Deferred revenue	243,549	-
Accrued expenses and other liabilities	288,750	349,835

Total Liabilities	21,181,849	3,770,667

Commitments and contingencies

Equity:
Partners’ Equity:
Limited Partners	78,699,497	26,651,016
General Partner	(63,678)	(14,549)

Total Partners’ Equity	78,635,819	26,636,467

Noncontrolling Interests	1,198,297	1,029,336

Total Equity	79,834,116	27,665,803

Total Liabilities and Equity	$101,015,965	$31,436,470

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30, 2012	Six Months Ended June 30, 2012
Revenue:
Finance income	$1,078,220	$1,783,415
Rental income	15,327	15,327
Other income	9,030	12,799

Total revenue	1,102,577	1,811,541

Expenses:
Management fees	53,404	80,221
Administrative expense reimbursements	1,374,571	1,793,656
General and administrative	147,915	380,716
Depreciation	11,316	11,316
Interest	235,644	423,737
Credit loss	1,984,044	1,984,044

Total expenses	3,806,894	4,673,690

Net loss	(2,704,317)	(2,862,149)

Less: Net loss attributable to noncontrolling interests	(84,415)	(227,478)

Net loss attributable to Fund Fifteen	$(2,619,902)	$(2,634,671)

Net loss allocable to:
Limited Partners	$(2,593,703)	$(2,608,324)
General Partner	(26,199)	(26,347)

	$(2,619,902)	$(2,634,671)

Weighted average number of limited
partnership interests outstanding	81,924	67,040

Net loss attributable to Fund Fifteen per weighted average limited
partnership interest outstanding	$(31.66)	$(38.91)

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited		Partners’	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interests	Equity

Balance, December 31, 2011	31,529	$26,651,016	$(14,549)	$26,636,467	$1,029,336	$27,665,803

Net loss	-	(14,621)	(148)	(14,769)	(143,063)	(157,832)
Proceeds from sale of limited partnership interests	37,187	37,118,509	-	37,118,509	-	37,118,509
Sales and offering expenses	-	(3,891,204)	-	(3,891,204)	-	(3,891,204)
Cash distributions	-	(801,455)	(8,095)	(809,550)	-	(809,550)
Investment by noncontrolling interests	-	-	-	-	117,500	117,500

Balance, March 31, 2012 (unaudited)	68,716	59,062,245	(22,792)	59,039,453	1,003,773	60,043,226

Net loss	-	(2,593,703)	(26,199)	(2,619,902)	(84,415)	(2,704,317)
Proceeds from sale of limited partnership interests	26,652	26,539,721	-	26,539,721	-	26,539,721
Sales and offering expenses	-	(2,854,766)	-	(2,854,766)	-	(2,854,766)
Cash distributions	-	(1,454,000)	(14,687)	(1,468,687)	(211,773)	(1,680,460)
Investment by noncontrolling interests	-	-	-	-	490,712	490,712

Balance, June 30, 2012 (unaudited)	95,368	$78,699,497	$(63,678)	$78,635,819	$1,198,297	$79,834,116

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows
(unaudited)

Six Months Ended June 30, 2012
Cash flows from operating activities:
Net loss	$(2,862,149)
Adjustments to reconcile net loss to net cash
used in operating activities:
Finance income	148,993
Credit loss	1,984,044
Paid-in-kind interest	206,830
Depreciation	11,316
Interest expense from amortization of debt financing costs	10,946
Changes in operating assets and liabilities:
Other assets	(332,029)
Accrued expenses and other liabilities	232,665
Deferred revenue	243,549
Due to General Partner and affiliates	141,778

Net cash used in operating activities	(214,057)

Cash flows from investing activities:
Purchase of equipment	(24,113,428)
Principal repayment on finance leases	323,093
Investment in notes receivable	(16,598,703)
Principal repayment on notes receivable	228,028

Net cash used in investing activities	(40,161,010)

Cash flows from financing activities:
Sale of limited partnership interests	63,658,230
Proceeds from non-recourse long-term debt	17,500,000
Debt financing costs	(176,250)
Sales and offering expenses paid	(6,207,217)
Deferred charges paid	(504,151)
Investment by noncontrolling interests	490,712
Repayment of note payable issued by joint venture	(642,600)
Cash distributions to partners	(2,278,237)
Distribution to noncontrolling interest	(211,773)

Net cash provided by financing activities	71,628,714

Net increase in cash	31,253,647
Cash, beginning of the period	5,383,978

Cash, end of the period	$36,637,625

ICON ECI Fund Fifteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statement of Cash Flows
(unaudited)

Six Months Ended June 30, 2012

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$22,718

Supplemental disclosure of non-cash financing and investing activities:

Organizational and offering expenses due to Investment Manager	$199,363
Organizational and offering expenses charged to equity	$543,363
Underwriting fees due to ICON Securities	$6,881
Reclassification of vessel to net investment in finance leases	$9,625,000
Debt financing costs paid by noncontrolling interest	$117,500

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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